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                                                                       FORM 10-Q

                                                                    EXHIBIT 3.03

                                    BYLAWS
                                      OF
                          DAEDALUS ENTERPRISES, INC.


OFFICES

        1. The Corporation shall at all times maintain a registered office in the State of Delaware, which, except as otherwise ordered by the Board of Directors, shall be at Wilmington, Delaware.

        2. The Corporation may also have offices at such other places within or outside of the State of Delaware as the Board of Directors shall from time to time appoint or the business of the Corporation require.

SEAL

        3. The Corporation shall have a seal which shall have inscribed thereon the name of the Corporation, the state of incorporation, and the words "Corporate Seal". Such seal may be used by causing it or a facsimile to be imprinted, affixed or otherwise reproduced.

CAPITAL STOCK

        4. The shares of the capital stock of the Corporation shall be issued by the Board of Directors, in such amounts, at such times, for such consideration, and on such terms and conditions as the Board shall deem advisable, subject to any restrictions and provisions of the Articles of Incorporation of the Corporation and to any further provisions of these Bylaws.

        5. The shares of the capital stock of the Corporation shall be represented by certificates signed and sealed in accordance with the provisions of the laws of the State of Delaware. Certificates shall have a form and content complying with the laws of the State of Delaware and approved by the Board of Directors.

        6. The shares of the capital stock of the Corporation are transferable only on the books of the Corporation upon surrender of the certificates therefor properly endorsed for transfer, or otherwise properly assigned, and the presentation of such evidences of ownership of the shares and validity of the assignment as the Corporation may require.

        7. The Corporation shall be entitled to treat the person in whose name any share of stock is registered as the owner thereof for purposes of dividends and other distributions in the course of business or in the course of recapitalization, consolidation, merger, reorganization, liquidation, or otherwise, and for the purpose of votes, approvals, and consents by shareholders, and for the purpose of notices to shareholders, and for all other purposes whatever, and shall not


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                                                                       FORM 10-Q

be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice thereof, save as expressly required by the laws of the State of Delaware.

        8. The Board of Directors may appoint one or more transfer agents and registrars, and may require certificates for shares to bear the signature of such transfer agent(s) and registrar(s).

        9. Upon the presentation to the Corporation of a proper affidavit attesting the loss, destruction or mutilation of any certificate for shares of stock of the Corporation, the Board of Directors may direct the issuance of a new certificate in lieu of and to replace the certificate so alleged to be lost, destroyed or mutilated. The Board of Directors may require as a condition precedent to the issuance of a new certificate any or all of the following, to-wit: (a) additional evidence of the loss, destruction or mutilation claimed;
(b) advertisement of the loss in such manner as the Board of Directors may direct or approve; (c) a bond or agreement of indemnity, in such form and amount and with such surety (or without surety) as the Board of Directors may direct or approve; (d) the order or approval of a court.

SHAREHOLDERS AND MEETINGS OF SHAREHOLDERS

        10. All meetings of shareholders shall be held at such place within or outside of the State of Delaware as shall be fixed by the Board of Directors and stated in the notice of meeting.

        11. The annual meeting of shareholders of the Corporation shall be held on the second Wednesday in January of each year, at 2:00 o'clock in the afternoon. Directors shall be elected at each annual meeting by a plurality vote and such other business shall be transacted as may come before the meeting. [Amended January 14, 1969 & Amended October 15, 1983]

        12. Special meetings of shareholders may be called at any time by the President and shall be called by the President or Secretary at the written request of a majority of the directors or of shareholders holding a majority of the shares of stock of the Corporation outstanding and entitled to vote. The request shall state the purpose or purposes for which the meeting is to be called. The notice of every special meeting of shareholders shall state the purpose for which it is called.

        13. Written notice of each meeting of shareholders shall be mailed to each shareholder of record at his last address as it appears on the books of the Corporation at least ten days prior to the date of the meeting.

        14. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not more than sixty nor less than ten days preceding the date of any meeting of shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date not more than sixty nor less than ten days preceding the date of any meeting of shareholders, or the date for any payment of dividends, or the date for allotment of rights, or the date when any change or conversion or exchange of capital stock shall


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                                                                       FORM 10-Q

go into effect, as a record date for the determination of the shareholders entitled to vote at any such meeting or entitled to receive payment of any such dividend or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to vote at such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. This bylaw shall in no way affect the rights of a shareholder and his transferee or transferor as between themselves.

        15. The holders of a majority of the outstanding shares of stock of the Corporation having voting power (excluding shares belonging to the Corporation) present or represented by proxy shall constitute a quorum at any meeting of shareholders for the transaction of business, except as otherwise provided by statute. In the absence of a quorum, the shareholders present in person or by proxy shall have power to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. At such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally notified.

        16. All proxies shall be filed with the secretary at or before the meeting at which they are intended to be used. A proxy shall be deemed sufficient if it appears on its face to confer the requisite authority and is signed by the owner of the stock to be voted. No witnesses to the execution of any proxy shall be required.

        17. Unless otherwise provided by the Articles of Incorporation or by statute, each shareholder of the Corporation shall, at every meeting of shareholders, be entitled to one vote in person or by proxy for each share of capital stock of the Corporation registered in his name.

        18. Any other corporation owning voting shares in this Corporation may vote the same by its President or by proxy appointed by him, unless some other person shall be appointed to vote such shares by resolution of the Board of Directors of such shareholder corporation. A partnership holding shares of this Corporation may vote such shares by any partner or by proxy appointed by any partner. [Amended December 11, 1990]

DIRECTORS AND MEETINGS OF DIRECTORS

        19. The business of the Corporation shall be managed by the Board of Directors who shall exercise all the powers of the Corporation not reserved to or conferred on the shareholders by statute, the Articles of Incorporation or the Bylaws of the Corporation.

        20. The number of directors shall be not less than three (3) nor more than nine (9). [Amended December 4, 1972]


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                                                                       FORM 10-Q

        21. Directors shall be elected at each annual meeting of shareholders and shall hold office until the next annual meeting of shareholders and/or until their respective successors are elected and qualified, or until they resign. Directors need not be stockholders.

        22. Vacancies in the Board of Directors occurring by reason of death, resignation, increase in the number of directors, or otherwise, may be filled by the remaining members of the Board by a majority vote, and the directors so elected shall hold office until the next annual meeting of stockholders and until their successors are duly elected.

        23. Regular meetings of the Board of Directors shall be held at such times and at such place or places as the directors shall, from time to time, determine at a prior meeting. Special meetings of the Board may be called by the Chairman of the Board or President of the Corporation and shall be called by either of said officers upon the written request of any two directors. Special meetings shall be held at the office of the Corporation or at such places as is stated in the notice of the meeting. No notice shall be required for regular meetings of the Board. Notices of special meetings shall be given by mail at least five days before the meeting or by telegram at least three days before the meeting. Notice may be waived. Notices need not include any statement of the purpose of the meeting.

        24. When all of the directors shall be present at any meeting, however called or notified, they may act upon any business that might lawfully be transacted at regular meetings of the Board, or at special meetings duly called, and action taken at such meetings shall be as valid and binding as if legally called and notified.

        25. A majority of the Board of Directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at any meeting at which there is a quorum present shall be the acts of the Board; provided, however, that the directors may act in such other manner, with or without a meeting, as may be permitted by the laws of the State of Delaware and provided further, that if all of the directors shall consent in writing to any action taken by the Corporation, such action shall be as valid as though it had been authorized at a meeting of the Board.

        26. The Board of Directors may, by resolution passed by a majority of the whole Board, designate three or more of their number to constitute an executive committee to have and exercise the authority of the Board of Directors between meetings of the Board, subject to such limitations and restrictions as the Board may impose. The Board may appoint such other committees as it considers appropriate.

        27. Directors shall receive such salaries and such fees for attendance at meetings of the Board or of committees thereof as the Board shall fix.

OFFICERS

        28. The Board of Directors shall elect a Chairman, a President, a Secretary, and a Treasurer and may elect one or more Vice Presidents, Assistant Secretaries and Assistant


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                                                                       FORM 10-Q

Treasurers. The Chairman and the President shall be directors of the Corporation. Other officers need not be directors, but a Vice President who is not a director cannot succeed to or fill the office of President. Any two of the above offices, except those of President and Vice President, may be held by the same person, but no officers shall execute, acknowledge or verify any instrument in more than one capacity.

        29. Officers of the Corporation shall hold office until they resign or until their successors are chosen and qualified. Any officer, agent or employee may be removed at any time by the Board. Vacancy occurring in any office or position at any time may be filled by the Board.

        30. All officers, agents and employees of the Corporation shall respectively have such authority and perform such duties in the conduct and management of the Corporation as may be delegated by the Board of Directors or by these Bylaws.

        31. Officers shall receive such compensation as may from time to time be determined by the Board of Directors. Agents and employees shall receive such compensation as may from time to time be determined by the President of the Corporation.

        32. The President shall preside at all meetings of shareholders. The Chairman shall preside at all meetings of the Board of Directors; in his absence the President shall preside.

        33. The President shall be the executive officer of the Corporation, supervising and directing the operations of the Business in accordance with the policies determined by the Board of Directors.

        34. The Vice President, in the absence or incapacity of the President, shall perform the duties of that office. If there be more than one vice president, the Board of Directors may designate the Vice President who is to perform the duties of the President in the event of his absence or incapacity. The Vice President shall have such other duties and authority as may be delegated by the Board of Directors.

        35. The Secretary shall attend all meetings of the Board of Directors and all meetings of shareholders and shall record all votes and minutes from all proceedings in a book to be kept for that purpose. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it, and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant
Secretary. The Secretary shall perform such other duties and have such other authorities as are delegated to him by the Board of Directors.

        36. The Treasurer shall be responsible for all funds of the Corporation, accounts receivable and payable, taxes and corporate debt. He shall prepare and be responsible for all general ledger and financial statements and statistical reports and shall perform such other duties as shall be assigned by the Board of Directors.


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                                                                       FORM 10-Q

        37. The Board of Directors of the Corporation may require any officer, agent or employee to give bond for the faithful discharge of his duty and for the protection of the Corporation, in such sum and with such surety as the Board deems advisable.

BANKING, CHECKS AND OTHER INSTRUMENTS

        38. The Board of Directors shall by resolution designate the bank or banks in which the funds of the Corporation shall be deposited, and such funds shall be deposited in the name of the Corporation and shall be subject to checks drawn as authorized by resolution of the Board of Directors.

        39. The Board of Directors may in any instance designate the officers and agents who shall have authority to execute any contract, conveyance, or other instrument in behalf of the Corporation; or may ratify or confirm any execution. When the execution of any instrument has been authorized without specification of the executing officer or agents, the President or any Vice President, and the Secretary or Assistant Secretary or Treasurer or Assistant Treasurer may execute the same in the name and on behalf of the Corporation and may affix the corporate seal thereto.

        40. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December. [Amended January 14, 1969]

BOOKS AND RECORDS

        41. The proper officers and agents of the Corporation shall keep and maintain such books, records and accounts of the Corporation's business and affairs and such stock ledgers and lists of shareholders as the Board of Directors shall deem advisable and as shall be required by the laws of the State of Delaware and/or other states or jurisdictions empowered to impose such requirements.

INDEMNIFICATION

        42. Each person now or in the future a director, officer, agent or employee of the Corporation (and his heirs, executors and administrators) shall be indemnified by the Corporation against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being, or having been, a director, officer, agent or employee of the Corporation (whether or not he continues to be such at the time of incurring such expenses) if he acted in good faith and in a manner he reasonably believed to be in and not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. This provision is intended to provide for directors, officers, agents and employees of the Corporation such indemnification as permitted under the Delaware corporation law; it shall not operate to indemnify


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                                                                       FORM 10-Q

any director, officer, agent or employee in any case in which such indemnification is for any reason contrary to law. [Amended May 22, 1987]

AMENDMENTS

        43. These Bylaws may be altered or repealed and new bylaws may be made, altered or repealed at any regular meeting of the stockholders or the Board of Directors, or at any special meeting of the stockholders or Board of Directors provided that notice of such proposed making, alteration or repeal be included in the notice of such special meeting. The power of the stockholders and the Board shall include the fixing and appointing of the number of directors.

                              AMENDMENTS TO THE
                                  BYLAWS OF
                          DAEDALUS ENTERPRISES, INC.

The following amendments were adopted by the Board of Directors at a meeting held on January 14, 1969:

        RESOLVED, that Paragraph 40 of the Bylaws of Daedalus Enterprises, Inc. be, and the same hereby is, amended to read in its entirety as follows: "The fiscal year of the Corporation shall begin on the first day of August and end on the thirty-first day of July."

        RESOLVED, that Paragraph 11 of the Bylaws of Daedalus Enterprises, Inc. be, and the same hereby is, amended to read in its entirety as follows: "The annual meeting of the shareholders of the Corporation shall be held on the first Monday in December of each year, at two o'clock in the afternoon. Directors shall be elected at each annual meeting by a plurality vote and such other business shall be transacted as may come before the meeting."

        The following amendments were adopted by the Board of Directors at a meeting held on December 4, 1972:

        RESOLVED, that Section 20 of the Bylaws of this Corporation be and they are hereby amended to read as follows:

        "20. The number of Directors shall be not less than three (3) nor more than ten (10)."

        The following amendments were adopted by the Board of Directors at a meeting held on October 15, 1983:

        RESOLVED, that Paragraph 11 of the Bylaws of Daedalus Enterprises, Inc., as amended on January 14, 1969, be and the same hereby is, amended to read in its entirety as follows: "The Annual Meeting of the Shareholders of the Corporation shall be held within the first two weeks of December of each year at two o'clock in the afternoon. Actual date of the meeting will be set by the Board of Directors at their regular meeting in October of each year.


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Directors shall be elected at each annual meeting by a plurality vote and such other business shall be transacted as may come before the meeting."

        RESOLVED, FURTHER, that the above resolution pertains to all annual meetings of the shareholders of the Corporation since 1971.

        The following amendment was adopted by the Board of Directors at a meeting held on May 22, 1987:




        RESOLVED, that Paragraph 42 of the Bylaws of Daedalus Enterprises, Inc. be, and the same hereby is, amended in its entirety to read as follows:

        "42. (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (b) hereof with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it


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                                                                       FORM 10-Q

shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.

        (b) Right of Director or Officer Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in a case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty (20) days, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. A determination that the claimant has not met the applicable standard of conduct, when made: (1) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit, or proceeding; or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (3) by the stockholders, shall serve as evidence in support of a contention by the Corporation that the claimant has not met that standard of conduct.

        (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        (d) Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

        (e) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law."


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                                                                       FORM 10-Q

The following amendment was adopted by the Board of Directors at a meeting held on December 11, 1990:

        RESOLVED, that Paragraph 18 of the Bylaws of Daedalus Enterprises, Inc., be and the same hereby is, amended in its entirety to read as follows:

        "18. (a)  Inspectors of Elections.   The Board of Directors shall
appoint, prior to the meeting, one or more inspectors of elections. The inspectors will be responsible for ascertaining the number of shares outstanding and the voting power of each, determining the shares represented at the meeting and validity of proxies and ballots, counting all votes and ballots, determining and retaining for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and certifying their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist in the performance of the duties of the inspectors."

        The following amendment was adopted by the Board of Directors at a meeting held on October 24, 1997:

        RESOLVED, that Paragraph 11 of the Bylaws of Daedalus Enterprises, Inc, as amended October 15, 1983, be and the same hereby is, amended to read in its entirety as follows:

       The Annual Meeting of the Shareholders of the Corporation shall be held within the first two weeks of December of each year at two o'clock in the afternoon, or at such other date and time as the Board of Directors may determine from time to time. Directors shall be elected at each annual meeting by a plurality vote and such other business shall be transacted as may come before the meeting.